UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2016, Nxt-ID, Inc. (the “Company”) received a determination letter (the “Letter”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with The Nasdaq Capital Market minimum bid price of $1.00 requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). As previously disclosed, the Company was initially notified on November 30, 2015, that the bid price for its common stock had failed to satisfy the minimum bid price requirement and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or by May 31, 2016, to regain compliance with the minimum bid price requirement. The Letter also stated that the Company is not eligible for an additional 180-day extension to regain compliance with the minimum bid price rule because the Company does not meet the minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market.

Pursuant to the Letter, unless the Company requests a hearing to appeal this determination by June 8, 2016, the Company’s common stock will be delisted from The Nasdaq Capital Market, trading of the Company’s common stock will be suspended at the opening of business on June 10, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

On June 7, 2016, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter. The Company will be asked to provide the Panel with a plan to regain compliance with the minimum bid price requirement of Listing Rule 5550(a)(2). The Company’s plan will need to include a discussion of the events that the Company believes will enable it to timely regain compliance with such requirement. The Company plans to submit a plan that it believes will be sufficient to permit the Company to regain compliance with the minimum bid price requirement

While the appeal process is pending, the suspension of trading of the Company’s common stock is stayed, and the Company’s common stock will continue to trade on Nasdaq until the hearing process concludes and the Panel issues a written decision.

There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on Nasdaq. If the Company’s common stock ceases to be listed for trading on The Nasdaq Capital Market, the Company would expect that its common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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